Exhibit 99.1

Houston American Energy Acquires Abundia Global Impact Group, Creating a Publicly Traded Innovator in Low-Carbon Fuels

HOUSTON, TX – July 1st, 2025 – Houston American Energy Corp. (NYSE American: HUSA) (“HUSA” or the “Company”) has completed its acquisition of Abundia Global Impact Group, LLC (“AGIG”), creating a leading company focused on converting waste plastics into high-value, drop-in low-carbon fuels and chemical products.

The combined company will be led by Abundia’s founder, Ed Gillespie, who will serve as Chief Executive Officer and will join the Board of Directors. This strategic acquisition leverages HUSA’s public market platform to accelerate Abundia’s growth, scale its technology and execute on its plan to develop large-scale recycling projects, beginning with a new facility planned for the U.S. Gulf Coast.

“The completion of this acquisition represents a pivotal transformation for HUSA,” said Peter Longo, Chairman of the combined company. “Abundia has a commercially ready solution for converting waste into valuable fuels and chemicals, with a backlog of development opportunities utilizing proprietary technologies and key industry partnerships. This transaction gives HUSA shareholders a ready-made platform and project pipeline for future value generation as the fuel and chemical industries accelerate their adoption of low-carbon solutions and sustainable aviation fuel.”

CEO of the combined company Ed Gillespie commented, “This is a landmark moment for Abundia and a major step forward for the renewable industry. Joining forces with HUSA and entering the public capital markets positions us to accelerate growth, scale our technology and expand our influence within the renewable and recycling industries. I am proud of the hard work and determination of both the AGIG and HUSA teams to finalize this transaction. We look forward to delivering shareholder value and critical technologies to reduce carbon emissions.”

Key Highlights of the Combined Company

●	Targeting a Multi-Billion Dollar Market: Directly serves the growing global demand for renewable fuels, Sustainable Aviation Fuel (SAF), and recycled chemical feedstocks

●	Proprietary, Commercially Ready Technology: Utilizes a proven pyrolysis process to convert waste plastics into valuable, drop-in fuels and chemicals

●	Project Development: Near-term plans to develop a large-scale project in the U.S. Gulf Coast, which is a strategic location with access to waste feedstock and downstream customers, a large workforce and multiple transportation options

Key Highlights of the Transaction

●	Proven Executive Leadership: The combined company will be led by:

○	Ed Gillespie, Chief Executive Officer and Board Member
○	Peter Longo, Chairman of the Board
○	Lucie Harwood, Chief Financial Officer
○	Joseph Gasik, Chief Operating Officer

●	Structure: Abundia Global Impact Group, a Delaware Limited Liability Company, will become a wholly-owned subsidiary of HUSA through an exchange of outstanding membership interests of AGIG for newly authorized shares of HUSA common stock.

About Houston American Energy Corp.

Houston American Energy Corp. is a renewable energy company focused on converting waste materials into valuable low-carbon fuels and chemicals. Through its proprietary pyrolysis technology, the company addresses the global plastic waste crisis while supplying high-demand products like sustainable aviation fuel and recycled feedstocks to the energy and chemical industries.

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information generally is accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes, but is not limited to, statements about the future growth of the Company in the renewable energy industry and plans for new project development and facilities, the Company’s expectations with respect to the completed acquisition of AGIG (the “Acquisition”), including statements regarding the benefits of the Acquisition, the implied valuation of the Company, the products offered by the Company and the markets in which it operates, and the Company’s projected future results and market opportunities, as well as information with respect to the Company’s future operating results and business strategy. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting the Company’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, the Company’s ability to continue as a going concern, the Company’s ability to maintain the listing of its common stock on NYSE American, the Company’s ability to predict its rate of growth, the Company’s ability to hire, retain and motivate employees, the effects of competition on the Company’s business, including price competition, technological, regulatory and legal developments, developments in the economy and financial markets, risks related to the Company’s ability to realize some or all of the anticipated benefits from the Acquisition, and (iii) other risks as set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of the Company.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

For additional information, view the company’s website at www.houstonamerican.com or contact Houston American Energy Corp. at (713) 222-6966.